Exhibit 10.9

SELLER SUPPORT AGREEMENT

This SELLER SUPPORT AGREEMENT, dated as of February 27, 2025 (this “Agreement”), is entered into by and among Rosy Sea Holdings Limited, a company incorporated and existing under the laws of the British Virgin Islands (the “Seller”), Zhong Guo Liang Tou Group Limited, a company incorporated and existing under the laws of the British Virgin Islands (the “Company”) and Iron Horse Acquisitions Corp., a Delaware corporation (“Acquiror”). Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the BCA (as defined below).

WHEREAS, Acquiror, the Company, and the Seller are parties to that certain Amended and Restated Business Combination Agreement, dated as of December 18, 2024, as amended, modified or supplemented from time to time (the “BCA”), which provides, among other things, that, upon the terms and subject to the conditions thereof, each Company Share issued and outstanding immediately prior to the Closing Date shall be transferred to the Acquiror in exchange for the right of the Seller to receive, such number of newly issued shares of Acquiror Common Stock as determined in accordance with the BCA, which upon completion of the transaction contemplated therein, will result in the Company (including its subsidiaries) becoming the direct wholly owned subsidiary of the Acquiror;

WHEREAS, as of the date hereof, the Seller owns 100% of the Company Shares; and

WHEREAS, in order to induce the Acquiror to enter into the BCA, the Seller is executing and delivering this Agreement to the Acquiror.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Voting Agreements. The Seller agrees that, at any meeting of the Company’s shareholders related to the approval of the BCA and the transactions contemplated by the BCA (whether annual or special and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof) and/or in connection with any written consent of the Company’s shareholders related to the approval of the BCA and the transactions contemplated by the BCA (all meetings or consents related to the BCA, collectively referred to herein as the “Meeting”), the Seller shall:

(a)	when the Meeting is held, appear at the Meeting or otherwise cause the Seller’s Company Shares to be counted as present thereat for the purpose of establishing a quorum;

(b)	vote (or execute and return an action by written consent), or cause to be voted at the Meeting (or validly execute and return and cause such consent to be granted with respect to), all of the Seller’s Company Shares in favor of the BCA and the transactions contemplated thereby;

(c)	authorize and approve any amendment to the Company’s organizational documents that is deemed necessary or advisable by the Company for purposes of effecting the transactions contemplated by the BCA; and

(d)	vote (or execute and return an action by written consent), or cause to be voted at the Meeting (or validly execute and return and cause such consent to be granted with respect to), all of the Seller’s Company Shares against any other action that, to the knowledge of Seller, would reasonably be expected to (x) impede, interfere with, delay, postpone or materially and adversely affect the transactions contemplated by the BCA, or (y) result in a breach of any covenant, representation or warranty or other obligation or agreement of the Seller contained in this Agreement.

2. Restrictions on Transfer. The Seller agrees that it shall not sell, assign or otherwise transfer any of the Seller’s Company Shares unless the buyer, assignee or transferee thereof executes a joinder agreement to this Agreement in a form reasonably acceptable to Acquiror. The Company shall not register any sale, assignment or transfer of the Seller’s Company Shares on the Company’s stock ledger (book entry or otherwise) that is not in compliance with this Section 2.

3. New Securities. During the period commencing on the date hereof and ending on the earlier to occur of (a) the Closing, and (b) such date and time as the BCA shall be terminated, in the event that, (i) any Company Shares or other equity securities of the Company are issued to the Seller pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of Company securities owned by the Seller, (ii) the Seller purchases or otherwise acquires beneficial ownership of any Company Shares or other equity securities of Company after the date of this Agreement, or (iii) the Seller acquires the right to vote or share in the voting of any Company Shares or other equity securities of Company after the date of this Agreement (such Company Shares or other equity securities of the Company, collectively the “New Securities”), then such New Securities acquired or purchased by the Seller shall be subject to the terms of this Agreement to the same extent as if they constituted the Seller’s Company Shares as of the date hereof.

4. No Challenge. The Seller agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against the Acquiror, the Company or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the BCA or (b) alleging a breach of any fiduciary duty of any person in connection with the evaluation, negotiation or entry into the BCA.

5. Waiver. The Seller hereby irrevocably and unconditionally waives any rights of appraisal, dissenter’s rights and any similar rights relating to the BCA and the consummation by the parties of the transactions contemplated thereby, that the Seller may have under applicable law.

6. Consent to Disclosure. The Seller hereby consents to the publication and disclosure in the Form S-4 and the Proxy Statement (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any other documents or communications provided by the Acquiror or the Company to any Governmental Authority (as defined in the BCA) or to securityholders of the Acquiror) of such Seller’s identity and beneficial ownership of Seller’s Company Shares and the nature of such Seller’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by the Acquiror or the Company, a copy of this Agreement. The Seller will promptly provide any information reasonably requested by the Acquiror or the Company for any regulatory application or filing made or approval sought in connection with the transactions contemplated by the BCA (including filings with the SEC).

7. Seller Representations: The Seller represents and warrants to Acquiror and the Company, as of the date hereof, that:

(a)	The Seller has full right and power, without violating any agreement to which it is bound to enter into this Agreement;

(b)	the Seller is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within the Seller’s organizational powers and have been duly authorized by all necessary organizational actions on the part of the Seller;

(c)	this Agreement has been duly executed and delivered by the Seller and, assuming due authorization, execution and delivery by the other parties to this Agreement, this Agreement constitutes a legally valid and binding obligation of the Seller, enforceable against the Seller in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies);

(d)	the execution and delivery of this Agreement by the Seller does not, and the performance by the Seller of its obligations hereunder will not, (i) conflict with or result in a violation of the organizational documents of the Seller, or (ii) require any consent or approval from any third party that has not been given or other action that has not been taken by any third party, in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by the Seller of its obligations under this Agreement;

(e)	there are no Actions (as defined in the BCA) pending against the Seller or, to the knowledge of the Seller, threatened against the Seller, before (or, in the case of threatened Actions, that would be before) any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by the Seller of its obligations under this Agreement;

(f)	no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with this Agreement or any of the respective transactions contemplated hereby, based upon arrangements made by the Seller or, to the knowledge of the Seller, by the Company;

(g)	the Seller has had the opportunity to read the BCA and this Agreement and has had the opportunity to consult with its tax and legal advisors;

(h)	the Seller has not entered into, and shall not enter into, any agreement that would prevent the Seller from performing any of the Seller’s obligations hereunder;

(i)	the Seller has good title to the Seller’s Company Shares opposite the Seller’s name on Exhibit A, free and clear of any Liens other than Permitted Liens, and the Seller has the sole power to vote or cause to be voted such Seller’s Company Shares; and

(j)	the Seller’s Company Shares identified in Section 2 of this Agreement are the only shares of the Company’s outstanding capital stock owned of record or beneficially owned by the Seller as of the date hereof (including, without limitation, shares that may be obtained upon the conversion of convertible securities), and none of the Seller’s Company Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of the Seller’s Company Shares that is inconsistent with the Seller’s obligations pursuant to this Agreement.

8. Damages; Remedies. Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The Seller hereby agrees and acknowledges that (a) Acquiror and the Company would be irreparably injured in the event of a breach by the Seller of its obligations under this Agreement, (b) monetary damages may not be an adequate remedy for such breach and (c) the non-breaching party shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, without posting a bond or undertaking and without proof of damages and this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other party has an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity.

9. Entire Agreement; Amendment. This Agreement and the BCA constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior and contemporaneous understandings and agreements related hereto (whether written or oral), to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. No provision of this Agreement may be explained or qualified by any agreement, negotiations, understanding, discussion, conduct or course of conduct or by any trade usage. Except as otherwise expressly stated herein, there is no condition precedent to the effectiveness of any provision hereof. This Agreement may not be changed, amended or modified as to any particular provision, except by a written instrument executed by all parties hereto, and cannot be terminated orally or by course of conduct. No provision hereof can be waived, except by a writing signed by the party against whom such waiver is to be enforced, and any such waiver shall apply only in the particular instance in which such waiver shall have been given.

10. Assignment. No party hereto may, except as set forth herein, assign either this Agreement or any of its rights, interests, or obligations hereunder, including by merger, consolidation, operation of law or otherwise, without the prior written consent of the other parties. Any purported assignment or delegation in violation of this paragraph shall be void and ineffectual, and shall not operate to transfer or assign any interest or title to the purported assignee. This Agreement shall be binding on the Seller, the Acquiror and the Company and each of their respective successors, heirs, personal representatives and assigns and permitted transferees.

11. Counterparts. This Agreement may be executed in any number of original, electronic or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. This Agreement shall become effective upon delivery to each party of an executed counterpart or the earlier delivery to each party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other parties.

12. Severability. This Agreement shall be deemed severable, and a determination by a court or other legal authority that any provision that is not of the essence of this Agreement is legally invalid shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, the parties shall cooperate in good faith to substitute (or cause such court or other legal authority to substitute) for any provision so held to be invalid a valid provision, as alike in substance to such invalid or unenforceable provision as may be possible and be valid and enforceable.

13. Governing Law; Jurisdiction; Jury Trial Waiver. Section 11.7 and Section 11.14 of the BCA are incorporated by reference herein to apply with full force to any disputes arising under this Agreement.

14. Notice. Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent or given in accordance with the terms of Section 11.3 of the BCA to the applicable party.

15. Termination. This Agreement shall terminate on the earlier of the (i) Closing, or (ii) termination of the BCA. No such termination shall relieve the Seller, Acquiror or the Company from any liability resulting from a breach of this Agreement occurring prior to such termination.

16. Adjustment for Stock Split. If, and as often as, there are any changes in the Seller’s Company Shares by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or business combination, or by any other means, equitable adjustment shall be made to the provisions of this Agreement as may be required so that the rights, privileges, duties and obligations hereunder shall continue with respect to the Seller, Acquiror, the Company, the Seller’s Company Shares as so changed.

17. Further Actions. Each of the parties hereto agrees to execute and deliver hereafter any further document, agreement or instrument of assignment, transfer or conveyance as may reasonably be considered within the scope of such party’s obligations hereunder, as may be necessary or desirable to effectuate the purposes hereof.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

IRON HORSE ACQUISITIONS CORP.

By:	/s/ Jose Bengochea
	Name:	Jose Bengochea
	Title:	Chief Executive Officer

ZHONG GUO LIANG TOU GROUP LIMITED

By:	/s/ Zhenun Jiang
	Name:	Zhenjun Jiang
	Title:	Director

ROSY SEA HOLDINGS LIMITED

By:	/s/Zhenun Jiang
	Name:	Zhenjun Jiang
	Title:	Director

Exhibit A

Seller

Seller	Number of Company Shares
Rosy Sea Holdings Limited	1